SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

______________

LION, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-25159	91-2094375
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
2801 Hollycroft St., Gig Harbor, WA	98335
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (206) 577-1440

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     OTHER EVENTS.

On August 7, 2008, the Department of Revenue of the State of Washington issued a Revenue Clearance Certificate effective August 1, 2008 to LION, Inc. (the “Company”).  With receipt of the Revenue Clearance Certificate, and in furtherance of the plan of complete dissolution and liquidation (the “Plan of Dissolution”) previously approved by the shareholders of the Company, the Company intends to file articles of dissolution with the Washington Secretary of State on August 11, 2008. Pursuant to Washington law, the Company will be dissolved effective upon filing of the articles of dissolution (the “Effective Date”).

On or about the Effective Date, the Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission (the “SEC”), and thereafter will no longer be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934.

In addition, the Company intends to instruct its transfer agent to close the stock transfer records of the Company on or as soon as practicable after the Effective Date. After the close of the Company’s stock transfer records, shares of the Company’s common stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The Company will notify the Depository Trust Corporation of the closing of its stock transfer records.

The Company has been informed by NASDAQ OMX that the Company’s common stock will be removed from the OTC Bulletin Board shortly after the filing of the Form 15 with the SEC.

 As previously disclosed, the Company expects to make an initial distribution to shareholders of up to $0.06 per share within 30 to 45 days after the Effective Date, and the Company expects that substantially all of LION’s liquidation proceeds, after satisfaction of its liabilities, will be distributed to shareholders approximately within six months after the Effective Date.  However, the Company is unable to predict the precise amount or timing of distributions, due primarily to its inability to predict the amount of the Company’s remaining liabilities or the amount that it will expend during the course of the liquidation and the net value, if any, of the Company’s remaining non-cash assets. Subject to contingencies inherent in winding up LION’s business, the Company’s board of directors intends to authorize any distributions as promptly as reasonably practicable. LION’s board, in its sole discretion, will determine the actual amount and timing of all distributions.

As a condition to receipt of any distribution to the shareholders, the Company currently plans to require shareholders to surrender to the Company their certificates evidencing their shares of common stock or furnish the Company with evidence satisfactory to the board of directors of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the board.

The Company currently employs two employees for the purpose of winding-up the Company’s business and affairs in accordance with the Plan of Dissolution.  The Company may continue to disclose future material events by filing current reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION, Inc.
(Registrant)

Date:	August 7, 2008	By:	/s/ Steve Thomson
Steve Thomson
Secretary

3